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                                                                    EXHIBIT 23.2

Board of Directors
The Sports Club Company, Inc.
Los Angeles, California

     We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Experts" in The Sports Club Company, Inc.'s Prospectus and related Registration Statement on Form S-8.



/s/ KPMG Peat Marwick LLP

Los Angeles, California
April 25, 1997